FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

5/24/2023 11:30:02 AM

Work Order Number: W2023052400656
Reference Number: 20233217470
Through Date: 5/24/2023 11:30:02 AM
Corporate Name: LIQTECH INTERNATIONAL, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20233217456	Certificate Pursuant to NRS 78.209	1

Respectfully,

FRANCISCO V. AGUILAR
Nevada Secretary of State

Certified By: Christine Rakow
Certificate Number: B202305243675175
You may verify this certificate
online at http://www.nvsos.gov

Filed in the Office of	Business Number C17450-2004
FVAguilar	Filing Number 20233217456
Secretary of State State Of Nevada	Filed On 5/24/2023 8:44:00 AM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: LiqTech International, Inc. Entity or Nevada Business Identification Number (NVID): C17450-2004
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 100,000,000 shares of Common Stock at $0.001 par value; and 2,500,000 shares of Preferred Stock at $0.001 par value.
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 12,500,000 shares of Common Stock at $0.001 par value; and 2,500,000 shares of Preferred Stock at $0.001 par value.
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: Every eight (8) shares of Common Stock shall be reverse split, reconstituted and converted into one (1) share of Common Stock.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: No fractional shares shall be issued. Any fraction of a share of Common Stock that would otherwise result from this reverse stock split shall be rounded up to the next whole share of Common Stock.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: 05/26/2023 Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X Simon Stadil (Signature of Officer) — CFO (Title) — 05/23/2023 (Date)

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.